UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 28, 2009

ADEPT TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-27122	94-2900635
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

5960 Inglewood Drive Pleasanton, CA	94551
(Address of principal executive offices)	(Zip Code)

REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (925) 245-3400

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Compensatory Arrangements of Certain Officers.

(e)           Fiscal 2010 Incentive Compensation for Vice President, Worldwide Sales

On August 28, 2009, the Compensation Committee of the Board of Directors (the "Board") of Adept Technology, Inc. (“Adept” or the “Company”) approved a fiscal 2010 cash incentive program for Mr. Joachim Melis, Adept's Vice President, Worldwide Sales.  Under the program's terms, Mr. Melis will be entitled to receive a cash bonus based upon Adept's gross revenues for each fiscal quarter. The cash bonus would consist of: (i) 0.1% of revenue achieved between $9 million to $12.5 million, plus (ii) 0.5% of revenue between $12.5 million to $15 million, plus (iii) 1.0% of the revenue in excess of $15 million, in each case for the relevant fiscal quarter. No compensation is payable for quarterly revenue below $9 million. If the Company achieves positive adjusted EBITDA for fiscal 2010, Mr. Melis will be entitled to receive the greater of incentive payments actually earned for the fiscal year and $75,000.  Adjusted EBITDA, as used by the Company, means earnings before interest income, income taxes, depreciation and amortization and goodwill impairment, and stock-based compensation expense under SFAS No. 123(R).

Item 5.03.  Amendments to Articles of Incorporation or Bylaws.

(a)           Amended and Restated Bylaws

On August 28, 2009, upon recommendation of the Board’s Nominating and Corporate Governance Committee, the Board approved the amendment and restatement of the Company’s Bylaws, effective upon approval, to revise the provisions set forth in Section 2.11 regarding the advance notice requirements for proposing director nominees and other business at a meeting of stockholders to clarify the timing of such notice and requirements for any nominee or proposal, and to supplement information required to be provided by any proponent to the Company regarding any nominee, any person making a proposal and their relationships and interests in the company and arrangements with others relating to the Company.

This summary is subject to and qualified in its entirety by reference to the text of the Amended and Restated Bylaws, which are included as Exhibit 3.1 to this filing and are incorporated in this Item 5.03 by reference.

Item 8.01.  Other Information.

Mr. Robert Bucher has notified Adept that he will not be standing for reelection to the Adept Board of Directors at its 2009 Annual Meeting of Stockholders, citing his new role as CEO of another company preventing him from providing the time and commitment necessary to serve on the Board.

Item 9.01.  Exhibits.

(d)           Exhibit

Exhibit Number	Description

3.1	Amended and Restated By-laws of Adept Technology, Inc., effective as of August 28, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADEPT TECHNOLOGY, INC.

Date:  September 3, 2009                                                     By:  /s/Lisa M. Cummins
Lisa M. Cummins
Vice President of Finance and Chief Financial Officer